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                                                             Exhibit 24(c)(5)(d)

APPLICATION FOR THE UNIVERSITY OF MINNESOTA                            [LOGO]
OPTIONAL 403(B) RETIREMENT PLAN ANNUITY CONTRACT                    SECURIAN (R)
SECURIAN RETIREMENT - a unit of Minnesota Life  Insurance Company
P.O. Box 64925  .  St. Paul, Minnesota 55164-0925  .  Toll Free 1-800-421-3334
or 651-665-3670

Full name (first, middle, last)    Social Security number             Gender
                                                                      [_] Male   [_] Female

Home telephone number              Daytime telephone number   Age     Date of birth

Street address                     City                       State   Zip code

SELECT YOUR INVESTMENTS USING ONE OF TWO METHODS:

CHOICE 1 -- SELECT A SECURIAN MODEL PORTFOLIO:                 CHOICE 2 -- CREATE YOUR OWN PORTFOLIO:

These sample portfolios do not recognize your individual       Indicate individually how you would like your
financial situation. They are only meant as helpful            contributions allocated below (by whole %) among the
examples and not recommendations or advice. Your portfolio     various investment options (to equal 100%).
allocation decision should reflect your unique goals and
needs. If a portfolio is subsequently changed, your            GUARANTEED
allocation will not automatically be changed.                  ______%   General Account Limited*
                                                               ______%   General Account
[_] AGGRESSIVE:                                                ______%   Advantus Money Market

 [CHART]                      [_] 60% Advantus Index 500       FIXED INCOME
Pie Chart                         20% Advantus Index           ______%   Advantus Bond
                                      400 Mid-Cap              ______%   Advantus Mortgage Securities
                              [_] 20% Ivy Funds VIP            ______%   Advantus International Bond
                                      International Value
                                                               BALANCED
[_] MODERATELY AGGRESSIVE:                                     ______%   Ivy Funds VIP Balanced

 [CHART]                      [_] 20% General Acct Limited*    DOMESTIC EQUITY
Pie Chart                     [_] 48% Advantus Index 500       ______%   Ivy Funds VIP Value
                                  16% Advantus Index           ______%   Advantus Index 500
                                      400 Mid-Cap              ______%   Ivy Funds VIP Core Equity
                              [_] 16% Ivy Funds VIP            ______%   Janus Aspen Forty
                                      International Value      ______%   Ivy Funds VIP Growth
                                                               ______%   Advantus Index 400 Mid-Cap
[_] MODERATE:                                                  ______%   Franklin Small-Mid Cap Growth
                                                               ______%   Ivy Funds VIP Small Cap Growth
 [CHART]                      [_] 40% General Acct Limited*    ______%   Ivy Funds VIP Micro Cap Growth
Pie Chart                     [_] 36% Advantus Index 500       ______%   Ivy Funds VIP Small Cap Value
                                  12% Advantus Index
                                      400 Mid-Cap              INTERNATIONAL & GLOBAL
                              [_] 12% Ivy Funds VIP            ______%   Ivy Funds VIP International Core Equity
                                      International Value      ______%   Janus Aspen Overseas
                                                               ______%   Templeton Developing Markets Securities
[_] MODERATELY CONSERVATIVE:                                   ______%   Credit Suisse Intl Equity Flex III

[CHART]                       [_] 60% General Acct Limited*    SPECIALTY
Pie Chart                     [_] 24% Advantus Index 500       ______%   Advantus Real Estate Securities
                                   8% Advantus Index              100%   TOTAL ELECTION MUST EQUAL 100%
                                      400 Mid-Cap
                              [_]  8% Ivy Funds VIP
                                      International Value

[_] CONSERVATIVE:

 [CHART]                      [_] 80% General Acct Limited*
Pie Chart                     [_] 12% Advantus Index 500
                                   4% Advantus Index
                                      400 Mid-Cap
                              [_]  4% Ivy Funds VIP
                                      International Value

MHC-96-9355 Rev 8-2010                                         *    Please see our General Accounts brochure or visit
                                                                    umnplans.securian.com for a description of the
                                                                    transfer limitations that apply to this option.

INVESTMENT DISCLOSURE

FINRA rules require inquiry concerning the financial conditions of individuals applying under an individual variable annuity contract. You must supply the information under the following sections unless you are only contributing to the General Accounts. This is necessary for us to make an informed judgment as to the suitability of the investment for you and to process your contributions to the Plan.

Approximate Annual Income   Estimated Net Worth            Estimated Liquid Net Worth    Federal Tax Bracket
(from all sources)          (exclusive of car and home)    (cash and cash equivalents)   [_] 0-15% [_] 16-28% [_] 29% +

Investment Objective: (Check One)

[_] Conservative Income  [_] Current Income  [_] Conservative Growth  [_] Growth  [_] Aggressive Growth

Number of Dependents     Risk Tolerance: (Check One)                    Time Horizon
                         [_] Conservative [_] Moderate [_] Aggressive   [_] <3 years     [_] 9-11 years
                                                                        [_] 4-8 years    [_] 12 + years

Prior Investment Experience

                                          [_] Mutual Funds              [_] Bonds        [_] Stocks
Years of Experience:________________      [_] Limited Partnerships      [_] Annuities    [_] Options/Futures

PLEASE READ THE FOLLOWING STATEMENTS:

1. I have had an opportunity to read a current copy of the prospectuses for this investment prior to investing.

2. I have been informed of all charges and expenses associated with this investment.

3. I am aware there is no assurance that the initial objective(s) on this investment will be achieved. Thus, when I ultimately sell or surrender the investment, I may receive more or less than the amount I invested.

4. I realize that the element of risk is inherent in any investment -- what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

5. If you would like us to send you a Statement of Additional Information, referred to in the Prospectuses for the Variable Annuity account and the underlying Funds, please check this box: [_]

SECURIAN USE ONLY

I have determined this to be a suitable investment based on my knowledge of this individual's investment objectives and financial circumstances.

Securian Principal Signature

Please be sure to designate your beneficiary and sign this application on the next page.

                                                                          (over)

MHC-96-9355 Rev 8-2010

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DESIGNATE YOUR BENEFICIARY

When you designate a beneficiary, you are giving instructions to Securian for the distribution of your Optional 403(b) Retirement Plan proceeds at your death. Separate designations will be necessary for other plans in which you participate or interests held by other providers. If you die before annuity payments begin, or if you have not elected annuity payments to begin, your primary beneficiary(ies) (class 1) will receive your total accumulated value as a death benefit. If no primary beneficiary(ies) (class 1) is living at the time of your death, then the death benefit will go to your contingent beneficiary(ies) (class 2, 3, etc.). If no beneficiary is designated, the proceeds will be made payable to your spouse (if living); if not, then to your estate.

[_] Check this box if you would like your beneficiary designation below to apply to ALL the retirement plans you have with Securian through the University of Minnesota. If you do not check this box, your beneficiary designation will only apply to the Optional 403(b) funds you have with Securian.

                                                          SOCIAL SECURITY
CLASS      NAME      RELATIONSHIP   DATE OF BIRTH   SEX        NUMBER       % SPLIT
-----   ----------   ------------   -------------   ---   ---------------   -------


You are not required to provide the Social Security number(s) of your beneficiary(ies). However, providing this information will help us to process your account in the event of your death. If you do not provide this information, we may not be able to locate your beneficiary(ies), and it may significantly delay the process.

HELPFUL TIPS: The term "children," used without modification, includes only lawful bodily issue of the first generation and legally adopted children. If a trust or other legal entity is named as beneficiary, it is NOT necessary to provide a copy of the document evidencing that entity; but we do need to know the name of the Trustee(s) and date it was created. If you name a corporate beneficiary such as a church or charity, please provide the full corporate name and address, and the state and date of incorporation, if known.

APPLICATION ACCEPTANCE

The undersigned represents that the statements and answers in this application are full, complete and true to the best of his or her knowledge, and are said to be considered the basis of any contract benefit issued.

FOR MINNESOTA RESIDENTS ONLY: This contract, to the extent that values are placed in separate accounts of the insurer, is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of this insurer will be available to pay your claim.

Participant Signature                  Date

X
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F52689-1 Rev 8-2010
MHC-96-9355 Rev 8-2010